UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 21, 2005

EPIX Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815
(Commission File Number)	(IRS Employer Identification No.)

161 First Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 250-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On September 21, 2005, EPIX Pharmaceuticals, Inc. (“EPIX”) entered into an employment agreement with Mr. Michael J. Astrue (the “Employment Agreement”) as its interim Chief Executive Officer.  Mr. Astrue most recently served as President and Chief Executive Officer of Transkaryotic Therapies.

Pursuant to the Employment Agreement, Mr. Astrue will serve as Chief Executive Officer of EPIX for a four-month term (the “Agreement Term”) that commenced on September 14, 2005 (the “Effective Date”).  By written notice to Mr. Astrue no later than the three-month anniversary of the Effective Date, the Board of Directors of EPIX may extend the Agreement Term until the six-month anniversary of the Effective Date.  The Employment Agreement allows Mr. Astrue to devote reasonable time to certain outside activities, as set forth in the Employment Agreement, provided such activities do not conflict in any material way with EPIX’ business.

Under the terms of the Employment Agreement, Mr. Astrue will receive a salary at the annual rate of $400,000, paid in accordance with EPIX’ usual payroll practices.  Mr. Astrue is also entitled to participate in employee benefits offered by EPIX to its other senior management employees and reimbursement of reasonable expenses incurred in promoting EPIX’ business.  By the terms of the Employment Agreement and contemporaneous with its execution, EPIX and Mr. Astrue entered into EPIX’ standard indemnification agreement.  EPIX has also agreed to maintain, at a reasonable cost, directors and officers liability insurance that will cover Mr. Astrue to the same extent as other senior management employees of EPIX.  The Employment Agreement also contains confidentiality and assignment of inventions provisions.

Either EPIX or Mr. Astrue may terminate the Employment Agreement upon ten days’ prior written notice.  In the event the Employment Agreement is terminated for any reason, EPIX shall pay Mr. Astrue his salary for the period ending on the last day Mr. Astrue is employed with EPIX (the “Date of Termination”), and shall also provide any other payments or benefits provided under employee benefit plans or arrangements to the extent then due from EPIX.  In addition, at the time of the Date of Termination, the Board of Directors may, in its sole discretion, grant Mr. Astrue a bonus for services rendered to EPIX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Pharmaceuticals, Inc.
(Registrant)

Date: September 21, 2005	/s/ Robert B. Pelletier
Robert B. Pelletier
Executive Director of Finance and Principal Accounting Officer